UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. 1)

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

HAWAIIAN ELECTRIC INDUSTRIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY STATEMENT

This Amendment No. 1 to the Definitive Proxy Statement of Hawaiian Electric Industries, Inc. (“HEI”) amends only the “Auditors’ fees” information in the Definitive Proxy Statement originally filed on March 22, 2016 (the “Proxy Statement”). All other information in the Proxy Statement remains unchanged.

The Company is providing revised “Auditors’ fees” information for the table on page 64 of the Proxy Statement solely to correct 2015 line item amounts as reflected in the table below. The corrected “Auditors’ fees” table below amends, replaces and corrects the “Auditors’ fees” table as contained in the Proxy Statement.

If you have already submitted your proxy, you do not need to take any action unless you wish to change your vote.

Auditors’ fees

The following table sets forth the fees paid or payable to PricewaterhouseCoopers LLP (PwC), the Company’s independent registered public accounting firm for 2014 and 2015:

	2014		2015
	Fees	%	Fees	%

Audit fees (principally consisted of fees associated with the audit of HEI’s, Hawaiian Electric Company’s and American Savings Bank’s consolidated financial statements and internal control over financial reporting (Sarbanes-Oxley Act of 2002, Section 404), quarterly reviews, issuances of letters to underwriters, statutory audits, review of registration statements, issuance of consents and the bank’s Form 10)	$2,525,000	83.9	$3,766,526	85.7
Audit-related fees (consisted of fees associated with the audit of the financial statements of certain employee benefit plans, the audit of internal control over transfer agent and registrar duties, the agreed upon procedures for the utilities’ revenue balancing accounts, and the agreed upon procedures for the utilities’ green energy market securitization service provider agreement)	381,000	12.7	399,027	9.1
Tax fees (tax compliance services with respect to federal and state taxes)	100,340	3.3	230,000	5.2
All other fees	2,000	0.1	—	—

	$3,008,340	100.0	$4,395,553	100.0